Exhibit 99.2
TerraForm Global Announces Receipt of NASDAQ Letter

BETHESDA, Md., April 1, 2016 (GLOBE NEWSWIRE) -- TerraForm Global, Inc. (Nasdaq:GLBL), a global owner and operator of clean energy power plants, today announced that it received a notification letter on March 31 from an Associate Director of NASDAQ Listing Qualifications. The notification letter stated that because TerraForm Global has not yet filed its Form 10-K for the year ended December 31, 2015, TerraForm Global is no longer in compliance with NASDAQ Marketplace Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission.

Under the NASDAQ Listing Rules, TerraForm Global has until May 31, 2016, to submit a plan to NASDAQ as to how it plans to regain compliance with NASDAQ’s continued listing requirements. If TerraForm Global is still unable to file its Form 10-K by May 31, 2016, then TerraForm Global intends to submit a compliance plan on or prior to that date. If NASDAQ accepts TerraForm Global’s plan, NASDAQ can grant an exception of up to 180 calendar days from the filing’s due date, or until September 26, 2016, to regain compliance. TerraForm Global may regain compliance at any time during this 180-day period upon filing with the SEC its Form 10-K, as well as all subsequent required periodic financial reports that are due within that period. If NASDAQ does not accept TerraForm Global’s plan, TerraForm Global will have the opportunity to appeal that decision to a NASDAQ Hearings Panel. The NASDAQ notification letter has no immediate effect on the listing of TerraForm Global’s common stock on the NASDAQ Global Select Market.

Cautionary Note Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases.

They include, without limitation, statements relating to TerraForm Global’s plans for regaining and submitting a plan of compliance with NASDAQ’s continued listing requirements within the prescribed period; whether or not NASDAQ will accept the plan of compliance; the extension time, if any, granted by NASDAQ for the filing of the Form 10-K; the ongoing audit and the scope, outcome and timing of such audit; and our efforts to remediate any issues identified in the audit. These forward-looking statements are based on current expectations as of the date of this filing and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: TerraForm Global’s ability to regain compliance with NASDAQ’s continued listing requirements; whether NASDAQ will accept TerraForm Global’s plan of compliance and grant an extension; the impact of the delay in TerraForm Global’s completion of its financial statements and the filing of its Annual Report on Form 10-K; the impact of the ongoing audit; and our ability to remediate any issues identified in the audit; and other factors described in our Registration Statement on Form S-1, as well as additional factors we have described in other filings with the Securities and Exchange Commission.

The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in the filings made by us with the SEC.

TerraForm Global undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About TerraForm Global

TerraForm Global is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Global creates value for its investors by owning and operating clean energy power plants in high-growth emerging markets. For more information about TerraForm Global, please visit: www.terraformglobal.com.

Contacts:

Investors:
Brett Prior
TerraForm Global
bprior@terraform.com
+1 (650) 889-8628

Media:
Meaghan Repko / Joseph Sala / Nicholas Leasure
Joele Frank, Wilkinson Brimmer Katcher
media@terraform.com
+1 (212) 355-4449